Exhibit 99.1

Poniard Pharmaceuticals Files Shelf Registration

South San Francisco, Calif. (February 9, 2007) — Poniard Pharmaceuticals, Inc. (NASDAQ: PARD), a biopharmaceutical company focused on oncology, today announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission that, when declared effective by the SEC, will allow Poniard from time to time to offer and sell up to $75 million aggregate amount of its common stock, common stock warrants or a combination thereof.

The shelf registration, once effective, is intended to provide the Company with flexibility to facilitate the periodic sale of its securities, subject to market conditions and the Company’s future financing needs.  Poniard intends to use the proceeds from the sale of any securities to advance its picoplatin clinical program, pursue potential new product opportunities and for other general corporate purposes.

The shelf registration statement filed today with the SEC has not yet become effective.  No securities may be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  Any offer of the securities will be solely by means of the prospectus included in the registration statement and one or more prospectus supplements that will be issued at the time of the offering.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of innovative oncology products to impact the lives of people with cancer.  Picoplatin, the Company’s lead product candidate, is a new generation platinum therapy with an improved safety profile.  An intravenous chemotherapeutic agent, it is designed to overcome and prevent platinum resistance associated with chemotherapy in solid tumors.  Picoplatin is currently being studied in clinical trials for the treatment of small cell lung, colorectal and hormone-refractory prostate cancers.  As part of the Company’s strategic goal of building a diverse oncology pipeline, the Company is collaborating with The Scripps Research Institute on the discovery of novel, small-molecule, multi-targeted protein kinase inhibitors.  For additional information please visit www.poniard.com.

This release contains forward-looking statements, including statements regarding the Company’s plans to offer and sell securities.  The Company’s actual results may differ materially from those indicated in these forward looking statements based on a number of factors, including risks relating to the qualification and effectiveness of the Form S-3 with the SEC, any potential offering of securities under the Form S-3, the use of proceeds from any sale of securities and anticipated operating losses; uncertainties associated with research, development, clinical trials, the results of later clinical testing, related regulatory approvals, future capital needs and general market conditions; and the other risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

© 2007 Poniard Pharmaceuticals, Inc.  All Rights Reserved.

Poniard and Poniard Pharmaceuticals are trademarks of Poniard Pharmaceuticals, Inc.

For Further Information:

Julie Rathbun

Poniard Pharmaceuticals

Corporate Communications

7000 Shoreline Court, Suite 270

South San Francisco, CA  94080

206-286-2517

jrathbun@poniard.com

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